[LOGO OMITTED]                                                      EXHIBIT 99.1


                                                                    News Release
                                                                        NYSE:NOR

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com


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             NORTHWESTERN'S BOARD OF DIRECTORS ELECTS GARY G. DROOK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                MICHAEL J. HANSON ELECTED CHIEF OPERATING OFFICER
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SIOUX  FALLS,  S.D. - Aug.  20, 2003 - The Board of  Directors  of  NorthWestern
Corporation (NYSE:NOR) today announced the election of Gary G. Drook as President and Chief Executive Officer. In addition, Michael J. Hanson was elected to the position of Chief Operating Officer for the corporation.

        Drook was elected interim Chief Executive Officer on Jan. 5, 2003, and has been guiding the Company through its announced turnaround efforts.

        "On behalf of the board, we are pleased that Gary has agreed to become NorthWestern's President and CEO and will continue to lead the restructuring of the company," said Marilyn Seymann, NorthWestern's Board Chair. "In the past several months, Gary has established a new leadership team, developed and is implementing our restructuring strategy and has tackled a number of important issues including improving the Company's internal controls."

        Drook previously was president and chief executive officer of AFFINA, Inc. a Peoria, Ill., provider of customer relationship management programs. Prior to joining AFFINA, Drook was president of Network Services, Enhanced Business Services and Yellow Pages for Ameritech Corporation. He has served as a director of NorthWestern since 1998.

        Drook also announced that William M. Austin, who was appointed Chief Restructuring Officer in April 2003, has taken on the additional responsibility for cash management activities, while executing the Company's plans to sell noncore assets and working to reduce and restructure the Company's debt. Austin is also serving as lead executive of Expanets, NorthWestern's communications services business, which includes providing day-to-day operational oversight.

        Drook said that Hanson will continue to lead the operations of NorthWestern's core electric and natural gas utility operations and will have responsibility for the strategic direction of the utility business along with taking on the additional responsibility for human resources management.

        "Mike has continued to provide strong leadership for our core utility operations while making sure we provide our customers with award-winning reliable and cost-competitive energy services," said Drook. "NorthWestern's restructuring efforts are linked to our regulated utility operations. It is important that we have a top utility veteran leading our operations, and Mike's experience and demonstrated leadership makes him an important member of our leadership team."

        Hanson joined NorthWestern in 1998 as president and CEO of the Company's South Dakota and Nebraska utility operations. Following the acquisition of the utility operations of the former Montana Power Company in 2002, he took on the additional responsibility of the integrated utility operations as president and CEO of NorthWestern Energy. Prior to joining NorthWestern, Hanson was general manager and CEO of Northern States Power's South Dakota and North Dakota operations. He worked for NSP for nearly 20 years in various financial, legal and operating leadership positions. Hanson holds a Bachelor of Science degree from the University of Wisconsin and a Juris Doctor degree from the William Mitchell College of Law.


About NorthWestern

        NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 598,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a nationwide provider of networked communications and data services to small and mid-sized businesses; and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

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